Total Healthcare Solutions

17.0%
13.2%
15.7%
12.2%
14.2%
10.2%
12%
10%
8%
6%
4%
2%
0%
2000
2001
2002
Industry
NMHC

% Drug Cost Increase

                *As of December 31, 2002. Source: IMS Health; Analyst Reports; Company Data, ESI 2002 Trend Report

National Medical Health Card Systems, Inc.

(NASDAQ:  NMHC)

Superior Cost Performance*

Outperforms
the industry

NMHC

Safe Harbor Statement

This slide presentation contains forward-looking projections which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking
statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company's
Annual Report on Form 10K for the fiscal year ended June 30, 2003 and other Securities and Exchange Commission filings.

NMHC Family

NMHC Integrail

NMHC Mail

NMHC Rx

NMHC Ascend

Mission Statement

The mission of NMHC is to improve our members’ health through the timely delivery of effective pharmaceutical care and health
information management solutions.

NMHC
Total Healthcare Solutions

$573.3
$459.8
$16.3
$272.1
$11.1
$167.7
$128.3
$95.5
$70.2
$6.4
$4.5
$3.1
$3.2
$3.7
$1.5
$1.5
$1.9
$0.8
$1.9
$1.6
$1.2
FY97
FY98
FY99
FY00
FY01
FY02
FY03
EBITDA*
Net Income
Revenue

($ Millions)

*Reconciliation to public financials included at the conclusion of the presentation

NMHC Performance

NMHC Performance

> 25% FY’04 Earnings Growth Guidance

Returns on Assets 4.6%*

Returns on Equity 24.1%*

Capital Expenditures 1.2% of Revenue*

Net Income Up 28.7% Year Over Year*

Free Cash Flow** $8.2 million*

*

1st six months of fiscal year 2004

**  Defined as operating cash flow less capital expenditures and dividends

($ and scripts in thousands except per share)

Financial Results

*First six months of fiscal 2004

**Reconciliation to public financials included at the conclusion of the presentation

FY 2000

FY 2001

FY 2002

FY 2003

FY2004*

(YTD)

Revenue

$167,676

$272,119

$459,832

$573,266

$314,725

Gross Margin

8.5%

8.3%

7.6%

8.3%

9.3%

EBITDA**

$3,242

$3,709

$11,133

$16,257

$9,546

Diluted EPS

$0.24

$0.16

$0.56

$0.80

$0.45

Adjusted Scripts

4,314

7,890

16,460

17,400

9,393

($ in thousands)

Financial Results

12/31/03

6/30/03

12/31/02

Cash & Cash Equivalents

$     7,019

$   5,222

$   1,458

Total Current Assets

101,478

92,155

92,126

Total Assets

171,353

156,740

156,624

Total Current Liabilities

132,939

124,722

127,872

Total Liabilities

137,492

128,314

131

,677

Total Stockholders’ Equity

33,861

28,426

24,947

Total Healthcare Solutions

Other
10.7%
Managed Care
30.6%
Taft-Hartley
28.0%
Third Party
Administrators
30.7%

Client Profile

Top 10 Clients equal 30% of total gross profit

Approximate Revenue Composition

Industry Dynamics

* Source:  IMS Health, NACDS

100 + PBMs (Oligopoly Industry)

$182.7 Billion Drug Spend in 2002, up 11%*

$20 Billion Estimated Specialty Drug Spend in 2002, And Is

Expected to Double in the Next Three to Five Years*

$33.5 Billion Mail Order Drug Spend in 2002, up 21.7%*

Pending Acquisitions

Continued Legal & Regulatory Scrutiny

Changing Business Practices

Expansion Into New Service Areas

Market Requirements

Brand Recognition (Safety/Accountability)

Service

Access

One-Stop Shopping

Solid Execution

Outstanding Reporting

Flexible and Customizable

Cost

Price versus Cost

Effect of Scale

Market Niche

Taft-Hartley/Union

Third Party Administrators

Regional/Local Managed Care

Organizations

Competitive Advantages

Service Levels

Relationships

Risk Management – Managing Cost

Actionable Information

Technology Infrastructure

Targeted and Customized Business Model

Contracting Model(s)

Pricing

Fast Facts

Founded in 1981

Nationwide Service Center Support Network

94.5% of ALL Retail Pharmacies Nationwide

Five-year Organic Growth Rate of 30%

Profitable Every Year Since 1996

Five Acquisitions in Three + Years

Leading Edge Technology (Scaleable, Robust,

Reliable, & Redundant)

Full Service Provider

Over 300 Employees

Service Over 6.4 Million Members Nationwide

SAS 70 Certified

Fast Facts  continued

Portland, Maine.  NMHCAscend Specialty Pharmacy. Supports

infertility, growth hormone, HIV/AIDS, RSV, transplant and

compounding. Strong contracts and an outstanding service

reputation.

Miramar, Florida. NMHCMail.  State-of-the-art imaging, electronic pill counting and conveyor based system capable of handling at least three-times our current volume.  Move of captive business expected to be complete by July 1, 2004.

Latham, NY.  Integrail, Corporate Call Center, Clinical, and

Account Services.

Little Rock, Arkansas.  Corporate Call Center, Disaster Avoidance

Center, Member Communication Center, Clinical, and Account

Services

Port Washington, NY.  Headquarters, Clinical, Account Services,

Accounting, Data Center, Information Services, Legal, and Human

Resources

Growth Strategy

Organic Growth

PBM, Specialty Pharmacy, Integrail Individually and

Combined Along With Mail

Additional Sales Force

Consultative Sales Training

Expansion of Care Management and Specialty Pharmacy

Services

Acquisition Growth

Sub-consolidation in PBM Space

Three to Five Year Payback on EBITDA Basis

Specialty Pharmacy Sub-consolidation and Expanded

Service Offerings Acceleration

Three to Seven Year Payback on EBITDA Basis

Investment Partner

New Mountain Capital

$80 million, 5.25% Average 10-Year

Preferred Stock, $50 million Company

self-tender

Will resolve Brodsky family overhang,

bring new capital ($30 million), and add

significant quality institutional

sponsorship and resources

Investment Thesis

Fortune’s 27th
Fastest Growing
Company

Strong Industry Characteristics

Attractive and Defensible Niche Markets

Flexible and Powerful Business Model

Substantial and Sustainable

Competitive Advantages

Scale & Scalability

Proven Management and Track Record

EBITDA Reconciliation

Three of the Company’s financial covenants under its revolving credit facility
(“Facility”) are based upon the EBITDA (earnings before interest, taxes, depreciation and amortization) generated by the Company over specified periods of time.  These covenants, EBITDA for the current fiscal quarter, interest coverage ratio, and debt service coverage for the previous twelve months, are evaluated by the Lender as a measure of the Company’s liquidity and its ability to meet all of its obligations under the Facility.  EBITDA is presented as cash flow from operations plus or minus the net changes in assets and liabilities and the changes in certain non-cash reconciling items from net cash from operations to net income over the reported periods.  While EBITDA is not a measure of financial performance nor liquidity under generally accepted accounting principles, it is provided as information for investors for analysis purposes in light of the financial covenants referred to above.  EBITDA is not meant to be considered a substitute or replacement for net income as prepared in accordance with accounting principles generally accepted in the United States.

EBITDA Reconciliation

* First six months of fiscal 2004

1997

1998

1999

2000

2001

2002

2003

2004*

Cash Flow From Operations

$3,494

$922

$1,523

$5,803

$12,091

$12,415

$15,685

$12,098

Provision for Income Taxes

(190)

569

976

1,247

843

2,900

4,602

2,696

Other (Income) Expenses, Net

(43)

(592)

(922)

(877)

502

804

Net Change in Assets and Liabilties

(1,849)

2,237

(884)

(6,644)

(4,404)

(4,613)

(5,064)

Non-Cash Items to Reconcile Net Cash

     From Operations to Net Income

85

(474)

(1,049)

(2,002)

(1,704)

(280)

(221)

(446)

EBITDA

$1,497

$1,935

$3,095

$3,242

$3,709

$11,133

$16,257

$9,546

Fiscal Year Ending June 30,

19